THIRD AMENDMENT TO

CUSTODIAN AGREEMENT

This third amendment (this “Amendment”) to the Custodian Agreement dated as of July 31, 2013, by and between Forum Funds II (the “Trust”) and MUFG Union Bank, N.A., as assigned to U.S. Bank, N.A. (“U.S. Bank”) on June 11, 2021 (the “Agreement”), is entered into with an effective date of November 30, 2023 (the “Effective Date”).

WHEREAS, U.S. Bank and the Trust (the “Parties”) desire to amend Schedule I of the Agreement to reflect the removal of a series of the Trust, the SafeGuard Core One Fund; and

WHEREAS, Section 18.1 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedule I to the Agreement is hereby deleted in its entirety and replaced by Schedule I attached hereto to reflect the removal of SafeGuard Core One Fund.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

FORUM FUNDS II		U.S. BANK, N.A.

By:	/s/ Zachary Tackett	By:	/s/ Gregory Farley
Name:	Zachary Tackett		Gregory Farley
Title:	President		Sr. Vice President

Schedule I

Separate Portfolios

CUSTODIAN AGREEMENT

(FOREIGN AND DOMESTIC SECURITIES)

Forum Funds II
and
U.S. Bank

Effective Date: November 30, 2023

Names of Funds:

ABR Dynamic Blend Equity & Volatility Fund
ABR 50/50 Volatility Fund
ABR 75/25 Volatility Fund
Acuitas US Microcap Fund
Baywood SociallyResponsible Fund
Baywood ValuePlus Fund

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